EXHIBIT 4

                               EAGLE BANCORP, INC.

                          EMPLOYEE STOCK PURCHASE PLAN

1.       PURPOSE

         This Employee Stock Purchase Plan (the "Plan") is intended to provide the employees of Eagle Bancorp, Inc. (the "Company"), and its subsidiaries with an opportunity to acquire a current proprietary interest in the Company, through the purchase of common stock of the Company upon the exercise of short term options, so as to provide the employees with an additional incentive to advance the interests of the Company and its subsidiaries. It is intended that options issued pursuant to this Plan shall constitute options issued pursuant to an "employee stock purchase plan" within the meaning of ss.423 of the Internal Revenue Code of 1986, as amended (the "Code"). The Plan shall be administered, interpreted and construed so as to extend and limit participation in a manner consistent with ss.423 of the Code. Participation in the Plan is entirely voluntary, and the Company makes no recommendations to employees as to whether they should or should not participate in the Plan.

2.       ADMINISTRATION

         The Plan shall be administered by a committee (the "Committee") appointed by the Board of Directors (the "Board") of the Company. The Committee shall consist of not less than three members of the Company's Board of Directors. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled by the Board of Directors. The Committee shall select one of its members as Chairman, and shall hold meetings at such time and places as it may determine. At all meetings of the Committee, a majority of the Committee members then in office shall constitute a quorum for the transaction of business, and the act of a majority of the Committee members present at any meeting in which there is a quorum shall be the act of the Committee. Any action required or permitted to be taken by the Committee may be taken without a meeting if the action is taken by all members of the Committee. The action shall be evidenced by one or more written consents stating the action taken, signed by each Committee member either before or after the action is taken, and included in the minutes or filed with the corporate records reflecting the action taken. In the absence at any time of a duly appointed Committee, the Plan shall be administered by the Compensation Committee of the Board, or in the absence thereof, by the Board.

         In order to effectuate the purposes of the Plan, the Committee shall have the discretionary authority to construe and interpret the Plan, to supply any omissions therein, to reconcile and correct any errors or inconsistencies, to decide any questions in the administration and application of the Plan, and to make equitable adjustments for any mistakes or errors made in the administration of the Plan, and all such actions or determinations made by the Committee, and the application of rules and regulations to a particular case or issue by the Committee, in good faith, shall not be subject to review by anyone, but shall be final, binding and conclusive on all persons ever interested hereunder. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

3.       ELIGIBILITY

         Any employee of the Company or any employee of a subsidiary of the Company (for purposes of this Plan the term "subsidiary" has the same definition as it has under ss.425(f) of the Code) who is in the employment of the Company or a subsidiary of the Company on the date on which such option is granted, is eligible to participate in the Plan, except any employee:

         (i) who at the date of grant has been employed by the Company or subsidiary for less than one year; (ii) whose customary employment with the Company or subsidiary as of the date of grant is 20 hours or less per week; (iii) whose customary employment with the Company or subsidiary is for not more than five months in any calendar year; or

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         (iv) who immediately after the grant of an option under this Plan to the employee would (in accordance with the provisions of ss.ss.423 and 424(d) of the Code) own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of its "Parent Corporations" or "Subsidiary Corporations," as defined in ss.424 of the Code.

4. STOCK SUBJECT TO THE PLAN

         Subject to adjustment in accordance with this Section 4, the aggregate number of shares deliverable upon the exercise of options pursuant to the Plan shall be 150,000 shares. Shares subject to issuance hereunder may either be authorized but unissued shares, shares held in treasury, or reacquired shares. If any option should expire, become unexercisable or be forfeited for any reason without having been exercised, the shares which were subject to such option shall be available for the grant of additional options under the Plan, unless the Plan shall have been terminated.

         The number and kind of shares reserved for issuance under this Plan, and the number and kind of shares subject to outstanding options and the exercise price thereof, shall be proportionately adjusted for any increase, decrease, change or exchange of shares for a different number or kind of shares or other securities of the Company which results from a merger, consolidation, recapitalization, reorganization, reclassification, stock dividend, split-up, combination of shares, or similar event in which the number or kind of shares is changed without the receipt or payment of consideration by the Company. The issuance by the Company or an affiliate of shares of stock of any class, or of securities convertible into shares or stock of another class, for cash or property or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, shall not affect, and no adjustment shall be made with respect to, the number, class, or exercise price of shares then subject to options or reserved for issuance under this plan. If, by reason of any adjustment made pursuant to this paragraph, an optionee becomes entitled to new, additional, or different shares of stock or securities, such new, additional, or different shares of stock or securities shall thereupon be subject to all of the conditions and restrictions which were applicable to the shares pursuant to the option before the adjustment was made. No adjustment shall be made that causes the option to fail to continue to qualify as an option issued pursuant to an "employee stock plan" within the meaning of Section 423 of the Code.

5. GRANT OF OPTIONS.

         (a) The Committee may authorize the grant to all, but not less than all, eligible employees (as set forth in Section 3) as of the date of grant, of an option to purchase the number of whole shares having a fair market value as of the date of grant equal to a whole percentage, determined by the Committee, of such eligible employee's Base Compensation for the immediately preceding calendar year, provided, however, that:

         (i) such percentage in any one calendar year shall not in the aggregate exceed 10% of Base Compensation and shall be the same for all eligible employees; (ii) no option shall permit the rights of an optionee to purchase stock under all "employee stock purchase plans" of the Company and its parent corporation and subsidiary corporations to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time the option is granted) for each calendar year in which the option is outstanding at any time; and (iii) no person shall be eligible to receive an option to purchase, or shall be entitle to purchase, a fractional share of Common Stock.

         For purposes hereof, "Base Compensation" means gross compensation from the Company or any subsidiary for the relevant period, including overtime pay and commissions, but excluding bonuses, incentive plan compensation, severance pay, expense or automobile allowances or reimbursements, moving expenses and income from the exercise of nonqualified stock options, the disposition of incentive stock options or shares purchased under any employee stock purchase plan, from restricted stock or stock option awards, excess group life insurance premiums or other extraordinary items of compensation. For these purposes, gross compensation includes any amount that would be included in taxable income but for the fact that it was contributed to a qualified plan pursuant to an elective deferral under ss.401(k) of the Code or contributed under a salary reduction agreement pursuant to ss.125 of the Code.

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         For purposes hereof, (i) the right to purchase stock under an option accrues when the option (or any portion thereof) first becomes exercisable during the calendar year, (ii) the right to purchase stock under an option accrues at the rate provided in the option, but in no case may such rate exceed $25,000 of fair market value of such stock (determined at the time such option is granted) for any one calendar year, and (iii) a right to purchase stock which has accrued under one option granted pursuant to the Plan may not be carried over to any other option.

         (b) The exercise price of such options shall be the same for all eligible employees and shall be determined by the Committee at the time of grant. The exercise price shall be equal to at least 85 percent of the lesser of:

         (i) the fair market value of the shares of common stock of the Company on the date of the grant of the option, or (ii) the fair market value of the shares of common stock of the Company on the date of exercise of the option.

For purposes of this Plan, "fair market value" means, with respect to a share of Common Stock, if the Common Stock is listed on a national securities exchange (including the NASDAQ National Market) on the date in question, then the fair market value shall be not less than the average of the highest and lowest selling price on such exchange on such date, or if there were no sales on such date, then the fair market value shall be not less than the mean between the bid and asked prices on such date. If the Common Stock is traded otherwise than on a national securities exchange on the date in question, then the fair market value shall be not less than the mean between the bid and asked price on such date, or, if there is no bid and asked price on such date, then on the next prior day on which there was a bid and asked price. If no such bid and asked price is available, then the fair market value shall be its fair market value as determined by the Committee, in good faith, in its sole and absolute discretion.

         (c) Unless a later date is set forth in the agreement reflecting an option, an option shall be exercisable commencing on the date of grant.

6. OPTION AGREEMENTS AND OTHER TERMS AND CONDITIONS

         (a) Agreements. Stock options granted pursuant to the Plan shall be evidenced by agreements in such form as the Committee shall from time to time recommend and the Board of Directors shall from time to time approve. Each such Agreement shall constitute a binding contract between the Company and the participant, and every participant, upon acceptance of such Agreement, shall be bound by the terms and restrictions of the Plan and of such Agreement. The Chairman of the Committee and such other officers as shall be designated by the Committee are hereby authorized to execute Agreements on behalf of the Company and to cause them to be delivered to the recipients of options.

         The terms of each such Agreement shall be in accordance with the Plan, but each Agreement may include such additional provisions and restrictions determined by the Committee, in its discretion, provided that such additional provisions and restrictions are not inconsistent with the terms of the Plan. In particular, the Committee shall set forth in each Agreement, provided that all employees granted such options shall have the same rights and privileges, and except as otherwise expressly required hereby or by the Code:

o the exercise price of an option, including a statement of the percentage of fair market value represented by such exercise price;
o    the number of shares subject to, and the expiration date of, the option;
     and

o the restrictions, if any, to be placed upon such Option, or upon shares which may be issued upon exercise of such Option.

         (b) Term of Option. Unless an earlier date is set forth in the agreement reflecting an option, an option must be exercised not later than the close of business on the last business day of January in the calendar year following the year in which the option is granted.

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         (c) Termination of Employment

                  (i) For Reasons Other Than Death. In the event that an optionee's employment with the Company or any subsidiary of the Company shall terminate for any reason other than optionee's death, then the right of such optionee to exercise such option shall immediately terminate upon such termination of service. Employment shall not be considered terminated in the case of sick leave, military leave or any other leave of absence approved by the Company or in the case of transfers between payroll locations of the Company or any subsidiary of the Company, or between the Company, an affiliate or subsidiary, or a successor.

                  (ii) Death of Optionee. In the event that an optionee's employment with the Company or any subsidiary of the Company shall terminate as a result of the death of an optionee, the option may be exercised by the executors or administrators of the optionee or by any person or persons who shall have acquired the option directly from the optionee by bequest or inheritance, to the extent that the optionee's right to exercise such option had accrued pursuant to this Plan at the time of his death, had not expired by its terms and had not previously been exercised, at any time prior to the expiration of such option.

         (d) Transferability. No option shall be transferable by the optionee otherwise than by will or the laws of descent and distribution, and is exercisable during his or her lifetime only by the optionee.

         (e) Mandatory Holding Period. Shares purchased upon the exercise of options granted under this Plan may not be sold or transferred by the employee for one year following the exercise of the option, except by will or the laws of descent and distribution, or to joint ownership with the employee's spouse, provided, however, that such restriction shall terminate upon a "change in control" of the Company. This restriction is for the purpose of encouraging long term investment in the Company's stock by employees and is not intended, and is not guaranteed, to preserve any tax benefit or treatment.

         For purposes hereof "change in control" shall mean any one of the following events: (1) the acquisition of ownership of, holding or power to vote more than 51% of the Company's voting stock, (2) the acquisition of the power to control the election of a majority of the Company's directors, (3) the exercise of a controlling influence over the management or policies of the Company by any person or by persons acting as a "group" (within the meaning of Section 13(d) of the Securities Exchange Act of 1934), or (4) the failure of Continuing Directors to constitute at least two-thirds of the Board during any period of two consecutive years. For purposes of this Plan, "Continuing Directors" shall include only those individuals who were members of the Board at the date of adoption hereof by the Board and those other individuals whose election or nomination for election as a member of the Board was approved by a vote of at least two-thirds of the Continuing Directors then in office. For purposes of this subparagraph only, the term "person" refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein. The decision of the Committee as to whether a change in control has occurred shall be conclusive and binding.

         (f) Exercise of Option and Payment of Purchase Price. An employee may exercise options only by (i) written notice of intent to exercise the option with respect to a specified number of shares, and (2) payment to the Company (contemporaneously with delivery of such notice) in cash of the amount of the exercise price for the number of shares with respect to which the option is then being exercised. Each such notice (and payment where required) shall be delivered, or mailed by prepaid registered or certified mail, addressed to the Secretary of the Company at the Company's executive offices.

         (g) No Rights as a Stockholder or Employee. An optionee or a transferee of an option shall have no rights as a stockholder with respect to any shares covered by an option until the date payment for such shares is received and ownership is recorded in the employee's name. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities, or other property) or distributions or other rights for which the record date is prior to such date, except as provided in Section 4 hereof. In no event shall an Employee's eligibility to participate or participation in the Plan create or be deemed to create any legal or equitable right of the Employee to continue service with the Company or any subsidiary or affiliate of the Company.

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         (h) Legend. The Company shall be entitled to note any restrictions on transfer, including any restrictions arising as a result of state or federal securities laws, in its transfer records, and to inscribe on each share certificate representing shares issued upon the exercise of options a legend noting such restrictions.

         (i) Withholding. At the time an option is exercised, in whole or in part, or at the time some or all of Common Stock issued pursuant to the Plan is disposed of, the participant must make adequate provision for the Company's federal, state or other tax withholding obligations, if any, that may arise upon exercise of the option or the disposition of the shares of common stock. At any time, the Company may, but shall not be obligated to, withhold from a participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including, any withholding required to make available to the Company any tax deductions attributed to the sale or early disposition of common stock by the participant.

         (j) Other Provisions. The option agreements authorized under the Plan shall contain such other provisions as the Committee and the Board shall deem advisable, provided that no such provision may in any way be in conflict with the terms of this Plan.

7. TERM OF PLAN

         The Plan shall continue in effect from the date of adoption by the Board of Directors until December 31, 2008 unless sooner terminated pursuant to
Section 9. No option may be granted under the Plan after December 31, 2008.

8. INDEMNIFICATION OF COMMITTEE

         In addition to such other rights of indemnification as they may have as directors, officers, or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorney's fees actually and necessarily incurred in connection with the defense of any action, suit, or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit, or proceeding that such Committee member is liable for gross negligence or misconduct in performance of his duties.

9. AMENDMENT OR TERMINATION OF THE PLAN

         The Board may, insofar as permitted by law, from time to time, with respect to any shares at anytime not subject to options, suspend or discontinue the Plan or revise or amend it in any respect whatsoever, including the adoption of payroll deduction procedures or providing for the grant of options on a basis as frequent as monthly, except that, without the approval of the stockholders, no such revision or amendment shall increase the number of shares subject to the Plan, or permit granting of options under this Plan to persons other than employees of the Company or subsidiaries of the Company, or extend an option period beyond 14 months, or reduce the discounted stock price below 85% of the lesser of fair market value of the common stock as of the date of grant or the date of exercise of any option. Furthermore, the Plan may not, without the approval of the stockholders, be amended in any manner that will cause options issued under it to fail to meet the requirements of employee stock purchase options as defined in ss.423 of the Code. No amendment, suspension or termination of the Plan shall, without the consent of any affected holder of an option, alter or impair any rights or obligations under any option granted prior to such amendment, suspension or termination.

10. APPLICATION OF FUNDS

         The proceeds received by the Company from the sale of common stock pursuant to options granted pursuant to this Plan will be used for general corporate purposes.

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11. APPROVAL OF STOCKHOLDERS; CONSEQUENCE OF NON-APPROVAL

         The Plan must be approved by the holders of a majority of the votes cast at a meeting of the Company's shareholders at which a majority of shares are present, within twelve months after the date the Plan is adopted by the Board of Directors. If approval is not obtained within such period, the Plan shall automatically be terminated, unless the Board of Directors specifically elects to continue the Plan as an employee stock purchase plan which is not qualified under ss.423. Further, if such approval is not obtained, any employee who shall have exercised an option prior to such approval shall be treated as having received, as of the date of exercise, with respect to each share purchased, ordinary income in an amount equal to the difference between the exercise price and the fair market value of the share on the date of exercise.

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